The Directors
Royal Dutch Shell plc
Shell Centre
London SE1 7NA

Exhibit 5.1

20 July 2005

Your reference

Our reference

RJYT/JMUM
Direct line
020 7090 3040

Dear Sirs,

Registration Statement on Form S-8 of Royal Dutch Shell plc dated 20 July 2005

Introduction

1.	This opinion as to English law is addressed to you in connection with the Registration Statement on Form S-8 (“Form S-8”) of Royal Dutch Shell plc (the “Company”) to be filed with the United States Securities and Exchange Commission under the United States Securities Act of 1933, in relation to the Company’s employee share plans and retirement plans, as detailed in the Form S-8 (the “Plans”) and listed in the Schedule hereto.

2.	This opinion relates to those of the Plans listed in Part A of the Schedule to this letter, which you have told us are, by their terms, capable of involving a new issue of shares (the “New Issue Plans”) and to those of the Plans listed in Part B, which you have told us are, by their terms, capable of involving a new issue of shares for a cash subscription price not less than the nominal value of those shares (the “Retirement Plans”). For the avoidance of doubt, this opinion does not relate to those of the Plans listed in Part C of the Schedule to this letter, which you have told us are not, by their terms, capable of involving a new issue of shares.

3.	For the purposes of this opinion, we have examined copies of the following documents:

(a)	The memorandum and articles of association of the Company, certified as true, complete and up to date by the secretary of the Company;

(b)	The certificate of incorporation of the Company and the certificate of incorporation on change of name and re-registration as a public company of the Company;

(c)	The rules of each New Issue Plan and Retirement Plan (the “Rules”);

(d)	Certified copy of a board resolution of Shell Solar Employment Services Inc. dated 29 June 2005;

(e)	Certified copy of a board resolution of Shell Oil Company dated 30 June 2005;

(f)	Certified copy of a board resolution of Shell Petroleum N.V. dated 13 May 2005;

(g)	Certified copy of a board resolution of Shell Petroleum Company Limited dated 13 May 2005;

(h)	Certified copy of an amendment to the Regulations of the Shell Provident Fund dated 12 July 2005; and

(i)	Certified copy of an amendment to the Plan Instrument of the Shell Pay Deferral Investment Fund dated 12 July 2005

4.	This letter sets out our opinion on certain matters of English law as at today’s date. We have not made any investigation of, and do not express any opinion on, any other law. This letter is to be governed by and construed in accordance with English law.

Assumptions

5.	For the purposes of this letter, we have assumed each of the following:

(a)	All signatures are genuine;

(b)	The conformity to original documents of all copy documents examined by us;

(c)	Each New Issue Plan constitutes an employees’ share scheme within the meaning of section 743 of the Companies Act 1985;

(d)	At the time Shares (as hereinafter defined) are issued under a New Issue Plan or a Retirement Plan, such issue is a valid, proper and lawful means of satisfying options, awards or other benefits under the terms of that New Issue Plan or Retirement Plan (as applicable);

(e)	Any Shares issued under a Retirement Plan are issued for cash and for a subscription price not less than the aggregate nominal value of those Shares;

(f)	The Amendments referred to in paragraphs 3(h) and 3(i) above were duly executed and delivered and have not been amended in any way since the date of their signature and delivery;

(g)	The board resolutions referred to in paragraphs 3(d), 3(e), 3(f) and 3(g) above have not been amended, modified, revoked or superseded and are in full force and effect;

(h)	The Rules have been validly adopted by the Company or a subsidiary of the Company (as applicable); and

(i)	The opinion expressed below would not be affected by the laws (including public policy) of any jurisdiction outside England.

Opinion in relation to the New Issue Plans

6.	Based on and subject to the foregoing, and subject to any matters not disclosed to us and to the reservations mentioned below, we are of the opinion that any Class A ordinary shares and Class B ordinary shares (the “Shares”) in the capital of the Company which are issued in accordance with the Rules of a New Issue Plan, pursuant to the valid exercise of any option or the vesting of any award, will, when issued, be duly issued and fully paid and no further contribution in respect thereof will be required to be made to the Company by the holders thereof, by reason solely of their being such holders provided that:

(a)	such Shares are validly allotted by the directors of the Company (or a duly authorised committee thereof);

(b)	(where relevant) the option exercise or subscription price is paid in full; and

(c)	the name of the relevant allottee and Shares allotted are entered in the register of members of the Company.

Opinion in relation to the Retirement Plans

7.	Based on and subject to the foregoing, and subject to any matters not disclosed to us and to the reservations mentioned below, we are of the opinion that any Shares which are issued in accordance with the Rules of a Retirement Plan, will, when issued, be duly issued and fully paid and no further contribution in respect thereof will be required to be made to the Company by the holders thereof, by reason solely of their being such holders provided that:

(a)	such Shares are validly allotted by the directors of the Company (or a duly authorised committee thereof);

(b)	the subscription price is paid in full in cash; and

(c)	the name of the relevant allottee and Shares allotted are entered in the register of members of the Company.

Reservations

8.	Our reservations are as follows:

(a)	we express no opinion as to any law other than English law. In particular, we express no opinion on European Community law as it may affect any jurisdiction other than England and Wales;

(b)	the obligations of the Company will be subject to any laws from time to time having effect in relation to the Company concerning bankruptcy or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors’ rights; and

(c)	we express no opinion as to whether specific performance or injunctive relief, being equitable remedies, would necessarily be available in respect of any obligations of the Company.

9.	We hereby consent to the filing of this opinion as an exhibit to the Form S-8 and to the references to this opinion therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules or regulations of the United States Securities and Exchange Commission promulgated thereunder. This opinion is being provided to the Company in connection with the Form S-8 and may not be reproduced, quoted, summarised or relied upon by any other person or for any other purpose without our express written consent.

Yours faithfully

/s/ Slaughter and May

SCHEDULE

Part A

1.	the Royal Dutch Stock Option Plan for Employees of Shell Solar Employment Services Inc.;

2.	the Shell Oil Company Key Staff Royal Dutch Stock Option Plan;

3.	the Shell Oil Company Senior Staff Royal Dutch Stock Option Plan;

4.	the Royal Dutch Stock Option Plan for Employees of Shell Companies in the U.S.;

5.	the Senior Executive Group Royal Dutch Stock Option Plan for Employees of Shell Companies in the U.S.;

6.	the Royal Dutch Shell plc Long Term Incentive Plan (Performance Share Plan), Restricted Share Plan and Deferred Share Plan;

7.	the Shell Petroleum N.V. Stock Option Plan (1967);

8.	the Shell Petroleum Company Limited Stock Option Plan (1967);

9.	the Shell Petroleum N.V. Stock Option Plan for Employees;

10.	the Shell Petroleum Company Limited Stock Option Plan for Employees.

Part B

11.	the Shell Pay Deferral Investment Fund;

12.	the Shell Provident Fund;

Part C

13.	the Global Employee Share Purchase Plan (US);

14.	the Global Employee Share Purchase Plan (US — Solar);